UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2009

The Phoenix Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16517	06-1599088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One American Row, Hartford, CT	06102-5056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860)403-5000

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 20, 2009, The Board of Directors (the “Board”) of The Phoenix Companies, Inc. (the “Company”) approved changes to the amount and structure of its compensation. Currently, each non-employee member of the Board is entitled to an annual retainer fee of $132,500, paid in advance in quarterly installments of $33,125. For the rest of 2009, the retainer fee amount will be reduced by 30 percent, resulting in the payment of quarterly installments of $23,187.50 for each of the third and fourth quarters of 2009. Further, because there are not sufficient authorized shares remaining under the shareholder approved plan to fund a mandatory investment in restricted stock units (“RSUs”), the Board has also modified the structure of its compensation for the remainder of 2009. Currently, fifty percent of each quarterly installment is required to be deferred (the “Deferred Portion”) into RSUs for directors. The remaining fifty percent (the “Cash Portion”) is payable in cash, but each director may voluntarily defer such payments, and irrevocably elect to have such deferred amounts converted into RSUs or mutual fund options available in The Phoenix Companies, Inc. Directors Cash Deferral Plan. Going forward, the Board has determined that instead of receiving the Deferred Portion automatically in the form of RSUs, each director may voluntarily elect to receive this component of their compensation in the form of (i) RSUs outside of the shareholder approved plan or (ii) deferred cash invested in the mutual fund options available under the Cash Deferral Plan.

Also on April 20, 2009, the Compensation Committee of the Board (the “Committee”) approved a reduction in the payout ranges of incentive compensation payable to employees participating in the Company’s or its affiliates’ annual and long-term incentive plans, in respect of performance periods ending in 2009. The approved reductions consist of a 30% reduction in the 2009 payout range for threshold and target performance results and a reduction in the 2009 payout for achievement of maximum performance results from 200% to 150% under each of the Company’s and affiliates’ annual and long-term incentive plans. In conjunction with this reduction of incentive payout opportunities, the Committee approved the following modifications to the Company’s primary long-term incentive plan for senior management: (1) due to the limited share availability under our shareholder–approved plan, the 2009 awards will be made in cash only (awards for prior periods had been made in RSUs); and (2) the performance metrics for long-term awards granted in 2009 will be determined by the same metrics used in the 2009 annual incentive plan for executive officers, but any amounts earned based on such metrics will be subject to additional service vesting requirements of two years. The form of agreement to be used for future awards reflecting the reduction in payout ranges is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

The following exhibits are filed herewith:

10.1	Form of Cash Agreement for Long-Term Incentive Cycle Performance-Based Grants with Post-Performance Service-Vesting Criteria

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PHOENIX COMPANIES, INC.

Date: April 24, 2009	By:	/s/ Tracy L. Rich
	Name:	Tracy L. Rich
	Title:	Executive Vice President, General Counsel and Secretary